EXHIBIT 21.1

SUBSIDIARIES

                                                                                                                                                                                                       Jurisdiction of
Name                                                                                                                                                                                             Incorporation

Longtimber Company of Oregon                                                                                                                                                 Oregon

Longview Fibre Paper and Packaging, Inc.                                                                                                                                Washington